 As Filed with the Securities and Exchange Commission on July 13 , 2006

Registration No.: 333-130599

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form SB-2/Pre-Effective Amendment No. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southridge Technology Group, Inc.

90 Grove Street

Ridgefield, CT  06877

203-431-8324

 (Address and telephone number of principal executive offices)

Joseph M. Garzi

Southridge Technology Group, Inc.

90 Grove Street

Ridgefield, CT  06877

203-431-8324

 (Name, address and telephone number of agent for service)

Delaware	7371	10-0002110
(State or other jurisdiction of incorporation or organization)	Primary Industrial Class Code No.	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

805 Third Avenue

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,510,000 shares	$.01	$15,100	*$1.78

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

* Paid with initial filing

_____________________________

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by Southridge Technology Group, Inc. the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in August 2005) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2006

1,510,000 SHARES

SOUTHRIDGE TECHNOLOGY GROUP, INC.

COMMON STOCK

This is a resale prospectus for the resale of up to 1,510,000 shares of our common stock by the selling stockholders listed herein. Our two largest shareholders, Joseph M. Garzi, our president, and Sunodia Partners LP (“Sunodia”) are registering an aggregate of 950,000 shares (or approximately 63% of the shares being registered). Laurel Grove Capital, LLC, is Sunodia’s General Partner and holds 98% of the partnership interest of Sunodia.  Stephen Hicks, a Company Director, serves as the officer and manager of Laurel Grove and is the beneficiary of a Trust that holds 98% of the membership interest of Laurel Grove.  We will not receive any proceeds from the same of shares

Our common stock is not traded on any public market and, although we are taking steps (through a broker/dealer) to have our common stock quoted on the Over-the-Counter Bulletin Board maintained by NASD ("OTCBB"), we may not be successful in such efforts, and our common stock may never trade in any public market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks.  See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________ 2006.

PROSPECTUS SUMMARY

About Southridge Technology Group, Inc.:

Southridge Technology Group, Inc. was incorporated as a limited liability company under the laws of the State of Delaware in November 2001 to provide customized computing and communications services for small to medium-sized businesses. We became a C corporation in August 2005.

We are in the computer services business and provide a wide range of computing and communications services to our clients. Specifically, we:

•

Configure computer networks to provide security without sacrificing employee productivity.

•

Maintain client computers, servers and systems to operate at optimal efficiency.

•

Install or provide reliable backup systems.

•

Protect client systems against malware, including intruders, damaging bugs, spyware and unauthorized users.

•

Provide remote and home office connectivity.

Our clients/customers tend to be small businesses or professional firms having fewer than 150 desktops. Many have four or five computers. These customers generally do not have in-house information technology or computer departments. We provide the assistance that they need in maintaining their computer systems and networks.

STG has limited financial resources, has not established a source of equity or debt financing and has incurred operating losses in each of the past two fiscal years. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended September 30, 2005.

As of April 28, 2006 we had 10,560,000 shares of our common stock outstanding. In November 2005 we sold 560,000 shares of our common stock in a private placement at $.001 per share to 40 individuals. The price per share was determined by our board of directors so as to be equal to the issuance price per share for our acquisition of membership interests in Southridge Technology Group, LLC in August 2005 at which time an aggregate of 10,000,000 shares were issued at $.001 per share. See also “Certain Relationships and Related Transactions.”

Joseph M. Garzi is our founder and president. We may refer to ourselves in this document as "STG," "we," or "us."  Our principal executive offices are located at 90 Grove Street, Ridgefield, CT  06877, and our telephone number at that address is 203-431-8324. Our website is www.southridgetech.com. The information disclosed on our website is not, and should not be considered, a part of this prospectus or the registration statement of which this prospectus is a part.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	September 30, 2005	March 31, 200 6
		(unaudited)

Current assets	$ 136,652	$ 172,237

Total assets	174,069	2 06,698

Current liabilities	79,922	93,805

Stockholders’ equity	94,147	1 12,893

Income Statement Data:	Year Ended September 30,		Six Months Ended March 31,
(unaudited)
	2005	2004	200 6	200 5
Revenue	$ 966,490	$ 835,076	$ 448,606	$ 432,155
Gross profit	$ 517,002	$ 339,356	$ 192,674	$ 161,706
Operating expense	$ 552,906	$ 373,656	$ 164,695	$ 177,396
Net income (loss)	$ (35,904)	$ (34,300)	$ 18,186	$ (15,690)
Weighted average number of shares outstanding	10,000,000	10,000,000	10, 42 0,000	10,000,000
[1] Income (Loss) per share	$ *	$ *	$ *	$ *
* Less than $(.01) per share

1

Basic and diluted loss per common share has been calculated assuming that the capital structure resulting from the share exchange between Southridge Technology Group, LLC and Southridge Technology Group, Inc. had taken place as of the first day of the first period presented. The Company was taxed as a partnership for all periods presented.

The Offering

The shares being offered for resale under this prospectus consist of approximately 14.3% of the outstanding shares of our common stock held by the selling stockholders identified in this prospectus.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,510,000

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these material risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

1.

STG has too limited of an operating history to permit investors to make reasonable evaluations based on our history and performance.

STG was established under the laws of the State of Delaware in November 2001 as a Limited Liability Company.  We are a technical and consulting business with four employees, limited resources and incurred an operating loss of $35,904 during our fiscal year ended September 30, 2005. We believe that we have an insufficient operating history upon which an evaluation of our future performance and prospects can be made. Our future prospects must be considered in light of the fact that plans of relatively young and underfunded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, early success does not necessarily indicate the likelihood of ongoing or future success.

STG cannot be certain that our business strategy will be successful or that we will ever be able to maintain or significantly increase revenue generating activities. Furthermore, STG believes that it is probable that we may continue incurring operating losses and negative cash flow for the foreseeable future.

2.

STG has limited financial resources, and our auditors’ report on our financial statements at September 30, 2005 and for the year then ended  indicates that there is significant uncertainty about our ability to continue as a going concern. Absent additional financial resources we will be unable to undertake programs designed to expand our business other than those described in this prospectus.

STG has limited financial resources, has not established a source of equity or debt financing and has incurred operating losses in each of the past two fiscal years. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended September 30, 2005. Absent sufficient cash from operations, we may require financing to continue or expand our business and implement our strategic plan.  There can be no assurance our operations will generate sufficient cash or that outside financing will be available or found. If STG is unable to obtain financing, we may not be able to maintain or expand our revenue producing activities.

If we are unable to increase revenues or obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations. To date, no STG officer, director, or affiliate has had any preliminary contact or discussions with, nor are there any current plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction. Accordingly, STG does not consider itself to be a “blank check” company as that term is defined in Regulation C, Rule 419 and does not intend to merge with or acquire another company in the foreseeable future.

Additionally, we do not currently have sufficient resources to pay all of the direct costs of this offering. The understanding that our president will loan the money to do so, if necessary, and our counsel will defer his fees, is a binding agreement and is summarized as follows:

STG will pay all costs relating to this offering estimated at $67,600.  This amount will be paid, as and when necessary and required, or otherwise accrued on the books and records of STG until we are able to pay the full amount due either from revenues or loans from Sunodia, our principal shareholder   Absent sufficient revenues to pay these amounts within three months of the date of this prospectus, our principal shareholder, Sunodia, has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus.  If and when loaned, the loan will be evidenced by a non-interest-bearing unsecured corporate note to be treated as a loan until repaid, if and when STG has the financial resources to do so.  A formal written arrangement exists with respect to Sunodia’s commitment to loan funds as indicated herein and, accordingly, the agreement between STG, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.  See also, MD&A – Operations and Liquidity and Exhibit 10.3a referred to therein regarding loan obligation of Sunodia to meet STG reporting requirement and other costs if and when necessary.

3.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. On occasion, our board of directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (98,000,000) but unissued (87,440,000) shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of STG because the shares may be issued to parties or entities committed to supporting existing management.

4.

We depend completely upon our president, the loss of whose services may cause our business operations to cease, and need for additional personnel.

Our president and chief executive officer, Joseph M. Garzi, is entirely responsible for the development and execution of our business.  Mr. Garzi devotes 100% of his time to our day-to-day operations but is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.

We will fail without Mr. Garzi or an appropriate replacement(s).  We intend to acquire “key-man” life insurance on the life of Mr. Garzi naming us as the beneficiary when and if we obtain the resources to do so and Mr. Garzi remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

5.

We may face potential liability to customers if our customers’ systems fail.

We provide network services that are often considered critical to the operation of our customers’ businesses and provide benefits that may be difficult to quantify. If one of our customers’ systems fails, the customer could make a claim for substantial damages against us, regardless of our responsibility for that failure. The limitations of liability set forth in our engagement agreements may not be enforceable in all instances and may not otherwise protect us from liability for damages. If we experience one or more large claims against us, our financial results could suffer or our business may fail.

6.

If we fail to meet our clients’ performance expectations, our reputation may be harmed.

As a services provider, our ability to attract and retain clients depends to a large extent on our relationships with our clients and our reputation for high quality services and integrity. We also believe that the importance of reputation and name recognition is increasing and will continue to increase due to the number of providers of information technology services. As a result, if a client is not satisfied with our services or does not perceive our solutions to be effective or of high quality, our reputation may be damaged and we may be unable to attract new, or retain existing, clients and colleagues.

7.

A significant portion of our revenue is dependent upon building long-term relationships with our clients and our operating results could suffer if we fail to maintain these relationships.

Our professional services agreements with clients are in most cases terminable on 10 to 30 days notice. A client may choose at any time to use another consulting firm or choose to perform services we provide through their own internal resources. Accordingly, we rely on our clients’ interests in maintaining the continuity of our services rather than on contractual requirements. Termination of a relationship with a significant client or with a group of clients that account for a significant portion of our revenues could adversely affect our revenues and results of operations.

8.

A significant portion of our revenue is derived from a small number of customers, some of which are affiliated with our Director, Stephen Hicks. These customers do not have an obligation to continue doing business with us.

During the year ended September 30, 2005, two customers, Ridgefield Capital and Southridge Capital Management, Inc. (“SCM”) comprised 15.3% and 10.8%, respectively, of total revenues. S CM is affiliated with our Director, Stephen Hicks. Customers affiliated with our director Stephen Hicks (who serves as the officer and manager of Laurel Grove LLC and is the beneficiary of a Trust that holds 98% of the membership interest of Laurel Grove LLC; Laurel Grove LLC being the General Partner of Sunodia and the holder of 98% of Sunodia , our largest shareholder), comprised 26.8% of total revenues. During the year ended September 30, 2004, two customers Petals Decorative Accents LLC and Southridge Capital Management, both of which are affiliated with Mr. Hicks, comprised 29.5% and 15.6% of our total revenues. Southridge Capital Management is a financial services company for which we perform all information technology services relating to servicing, maintaining and upgrading hardware and software. We do not have any other engagements that require a similar level of service commitments. We charge a flat rate per month, $5,000, plus the costs of equipment and software and providing internet services. In general, our hourly rates realized on this company engagement tend to average approximately $125 per hour which is consistent with hourly rates realized for services to unrelated parties. Ridgefield Capital is not affiliated with us or with any officer or director of us .. Its only relationship with us is as a customer. A copy of our standard agreement with this customer is filed as Exhibit 10.5a to the registration statement of which this prospectus is a part.

During the six months ended March 31, 200 6 , services to four clients affiliated or controlled by our principal shareholder (Sunodia , see Risk Factor No. 18) comprised 28.06 % of our total revenue. Two of these clients individually comprised 13.99 % and 11.15%, respectively, of our total revenue. These clients received certain discounts equivalent to what we would offer to other major, unrelated clients. The standard client engagement form relating to these two clients is included as Exhibit 10.5 to the registration statement of which this prospectus is a part. During the three months ended March 31, 200 5 , services to four clients affiliated or controlled by our principal shareholder comprised 37.07 % of our total revenue. One of these clients individually comprised 13.15 % of our total revenue. These clients received certain discounts equivalent to what we would offer to other major, unrelated clients. The client that comprised 13.99 % of revenues in 200 6 is the same client that comprised 10.8 % of revenue in 200 5 .. The standard client engagement form relating to this client is included as Exhibit 10.5 to the registration statement of which this prospectus is a part

Customers affiliated with Mr. Hicks, including those that individually comprised greater than 10% of revenues, comprised 26.8 and 52.1% of total revenues in 2005 and 2004, respectively. These customers engage us on a project by project basis and they do not have an obligation to continue doing business with us. The loss of one or more of these customers would have a material adverse impact on our revenue and cash flow and could result in us reducing our staff.

9.

The market for the information technology consulting services we provide is competitive, has low barriers to entry and is becoming increasingly consolidated, which may adversely affect our market position.

The market for the information technology consulting services we provide is competitive, rapidly evolving and subject to rapid technological change. In addition, there are relatively low barriers to entry into this market and therefore new entrants may compete with us in the future. For example, because of the rapid changes and volatility in our market, many well-capitalized companies that have focused on sectors of the Internet software and services industry that are not competitive with our business may refocus their activities and deploy their resources to be competitive with us.

Our future financial performance will depend, in large part, on our ability to establish and maintain an advantageous market position. We currently compete with local, regional and national information technology consulting firms, and, to a limited extent, in-house information technology departments. Many of the larger regional and national information technology consulting firms have substantially longer operating histories, more established reputations and partner relationships, greater financial resources, sales and marketing organizations, market penetration and research and development capabilities, as well as broader product offerings and greater market presence and name recognition. We may face increasing competitive pressures from these competitors as the market for Internet software and services continues to grow. This may place us at a disadvantage to our competitors, which may harm our ability to grow, maintain revenue or generate net income.

Although we have not done any independent research, we believe that there has been consolidation in our industry in recent years, and we expect that there will be significant additional consolidation in the near future. As a result of this increasing consolidation, we expect that we will increasingly compete with larger firms that have broader product offerings and greater financial resources than we have. We believe that this competition could have a significant negative effect on our marketing, distribution and reselling relationships, pricing of services and products and our product development budget and capabilities. Any of these negative effects could significantly impair our results of operations and financial condition. We may not be able to compete successfully against new or existing competitors.

10.

Our gross margins are subject to fluctuations as a result of variances in utilization rates and billing rates which could adversely affect our gross revenues and gross margins which could harm our business and financial condition.

Our gross margins are affected by trends in the utilization rate of our professionals, defined as the percentage of our professionals’ time billed to customers divided by the total available hours in a period, and in the billing rates we charge our clients. Our operating expenses, including employee salaries, rent and administrative expenses are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of projects in process. If a project ends earlier than scheduled, we may need to redeploy our project personnel. Any resulting non-billable time may adversely affect our gross margins.

The average billing rates for our services may decline due to rate pressures from significant customers and other market factors, including innovations and average billing rates charged by our competitors. Also, our average billing rates will decline if we acquire companies with lower average billing rates than ours. To sell our products and services at higher prices, we must continue to develop and introduce new services and products that incorporate new technologies or high-performance features. If we experience pricing pressures or fail to develop new services, our revenues and gross margins could decline, which could harm our business, financial condition and results of operations.

11.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Because our operations are relatively small, our revenues and operating results may vary significantly from quarter-to-quarter because of various factors, including, but not limited to the impact of a relatively large completed engagement or the loss of a customer in a particular period. As a result of these factors, we believe that period-to-period comparisons of our operating results may not be meaningful in the short term and that you should not rely upon our performance in a particular period as indicating what our performance may be in any future period.

12.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders as corporate resources may be expended for the benefit of directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of STG. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, therefore, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether  indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

13.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities.  We will seek to have a market maker file an application with the NASD on our behalf to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD.  There can be no assurance as to whether such market maker’s application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of STG and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.  See Risk Factor No. 18.

14.

If a market develops for our shares, sales of our shares relying upon rule 144 sales may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period (at least one year) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

15.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over STG.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

•

designations;

•

preferences;

•

conversions rights;

•

cumulative, relative;

•

participating; and

•

optional or other rights, including:

o

voting rights;

o

qualifications;

o

limitations; or

o

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.  This form of securities is commonly referred to as “blanket preferred.”

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of STG or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

16.

All 1,510,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement of which this prospectus is a part. Significant sales of these shares over a short or concentrated period of time are likely to depress the market for and price of our shares in any market that may develop.

All 1,510,000 shares of our common stock held by 42 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this Prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

17.

The ability of our two largest shareholders to control our business may limit minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our two largest shareholders will beneficially own approximately 55.7% of our outstanding common stock assuming that they sell all shares of their stock being registered. Because of their beneficial stock ownership, our principal shareholders will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our principal shareholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and all other business decisions. The minority shareholders would have no way of overriding decisions made by the majority shareholders. The level of control may also have an adverse impact on the market value of our shares.

18.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market~~s~~ which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading, and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

19.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify our securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

20.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our year ending September 30, 2007, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2006. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of September 30, 2007. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

21.

Mr. Garzi, our president and chief financial officer, has no meaningful accounting or financial reporting education or experience and accordingly our ability to timely meet Exchange Act reporting requirements is dependent to a degree upon others.

Mr. Garzi, our president who holds five executive positions with us, including chief financial officer and principal accounting officer has no meaningful accounting or financial reporting education or experience. He is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,510,000 of our 10,560,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of July 13 , 2006, and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holder	Shares Owned Before Offering	Shares Being Offered	Shares To Be Owned After Offering	Percentage To Be Owned After Offering	Relationship To STG Or Affiliates
Sunodia Partners LP	6,500,000	617,500	5,882,500	55.7%

Laurel Grove Capital, LLC is Sunodia’s General Partner and holds 98% of the partnership interest  in  Sunodia, Stephen Hicks, a Company director serves as officer and manger of Laurel Grove Capital  and is the beneficiary of a Trust that holds a 98% membership interest in Laurel Grove Capital LLC..

Joseph M. Garzi	3,500,000	332,500	3,167,500	30.0%	Chairman and president
Nelson Broms	5,000	5,000	0	0	Business Associate
Michael Byl	5,000	5,000	0	0	Employee of affiliate
Tracy Byl	5,000	5,000	0	0	Spouse of Mr. Byl
Steven Hieber	5,000	5,000	0	0	Employee of affiliate
Jodi Basile	5,000	5,000	0	0	Business associate
Debra Case	5,000	5,000	0	0	Employee of affiliate
Lori Cipot	5,000	5,000	0	0	Employee of affiliate
Larry Ditkoff	10,000	10,000	0	0	Employee of affiliate
Brenda Garzi	25,000	25,000	0	0	Spouse of Joseph Garzi
Mary Hicks	25,000	25,000	0	0	Spouse of Stephen Hicks
Jonathan Hicks	5,000	5,000	0	0	Minor son of Stephen Hicks
Taylor Hicks	5,000	5,000	0	0	Minor daughter of Stephen Hicks
Murray Hicks	5,000	5,000	0	0	Father of Stephen Hicks
Lois Hicks	5,000	5,000	0	0	Mother of Stephen Hicks
Brad Hicks	5,000	5,000	0	0	Brother of Stephen Hicks
Carol Hicks	5,000	5,000	0	0	Wife of Brad Hicks
Ellen Hicks	5,000	5,000	0	0	Daughter of Brad Hicks
Zowie Hicks	5,000	5,000	0	0	Daughter of Brad Hicks
Jeff Hicks	5,000	5,000	0	0	Brother of Stephen Hicks
Tim Hicks	5,000	5,000	0	0	Brother of Stephen Hicks
Erika Magnussen	5,000	5,000	0	0	Employee of affiliate
Chris Topping	5,000	5,000	0	0	Employee of affiliate
Jen Rasmussen	5,000	5,000	0	0	Employee of affiliate
Henry Sargent	10,000	10,000	0	0	Employee of affiliate
Reed Whipple	5,000	5,000	0	0	Business associate
Craig Barton	5,000	5,000	0	0	Business associate
Larry Eastland	5,000	5,000	0	0	Business associate
Holly Bottega	25,000	25,000	0	0	Assistant to Mr. Wolff
Gary Wolff	100,000	100,000	0	0	Counsel to STG
Elizabeth Davison	100,000	100,000	0	0	Business associate
Van Gothner	100,000	100,000	0	0	Business associate
Tom Ahrensfeldt	5,000	5,000	0	0	Business associate
Edward Sundberg	10,000	10,000	0	0	Business associate
Stephen Schneer	5,000	5,000	0	0	Business associate
Tom Saunders	5,000	5,000	0	0	Business associate
Harry Persaud	5,000	5,000	0	0	Business associate
Jack Greeley	5,000	5,000	0	0	Business associate
Cosimo Patti	5,000	5,000	0	0	Business associate
Nancy Molesworth	5,000	5,000	0	0	Business associate
Jody Walker	5,000	5,000	0	0	Business associate
Total	10,560,000	1,510,000	9,050,000	85.7%

For the purpose of the table an “affiliate” is any company in which Mr. Hicks is involved.

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers, except for Michael Byl who is president of Greenfield Capital Partners, LLC, a licensed broker/dealer, and Stephen Hicks, who is the control person of Sunodia, a selling stockholder, is also an investor in Greenfield Capital Partners, LLC.

Stephen M. Hicks, our Director, as well as Michael Byl, are Selling Stockholders (in the manner indicated above) and will be considered to be underwriters for purposes of this offering.

At the time of the purchase or receipt of STG securities to be resold hereunder, Messrs. Garzi,  Byl and Sunodia each purchased or exchanged in the ordinary course of business (with Mr. Garzi and Sunodia receiving their shares in exchange for their respective membership units in Southridge Technology Group, LLC). None of these persons or entities ever had, or now has any agreements or understanding, directly or indirectly, with any person to distribute the securities owned by them.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. All non-management selling shareholders received their shares in a private placement in September 2005 for $.001 per share.

Mr. Garzi’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering 9.5% of his shareholder interest, (332,500 out of a total of 3,500,000 shares held) in this offering  or 3.1% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or 105,600 shares) of all outstanding STG shares every three months in accordance with Rule 144.  As an officer/control person of STG, Mr. Garzi may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered.  All of our outstanding shares were issued at par value of $.001 per share.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by stockholders.

DIVIDEND POLICY

We have never paid a cash dividend or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While we will seek to obtain a market maker to file a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”) such efforts may not be successful, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no STG common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of STG.

The number of shares of STG common stock that could be sold by our shareholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,560,000 (i.e., 105,600 shares) each three  months by each STG shareholder.  Based upon current ownership, such number of shares eligible would be 771,200 shares as follows, 105,600 shares which may be sold by our president, commencing 90 days from the date of this prospectus and 665,600 shares which may be sold by the 41 other shareholders of STG commencing on or about August 25, 2006.

STG has agreed to register 1,510,000 shares of the 10,560,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this Prospectus are forward-looking statements.  Such forward-looking statements involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

our possible financings; and

•

the adequacy of our cash resources and working capital

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We provide services to customers. A substantial amount of our costs, including salaries and rent, are relatively fixed in the short term. We provide a wide range of computing and communications services to our clients within a single line of business of providing computer services to clients. Specifically, we:

•

Configure computer networks to provide security without sacrificing employee productivity.

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Maintain client computers, servers and systems to operate at optimal efficiency.

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Install or provide reliable backup systems.

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Protect client systems against malware, including intruders, damaging bugs, spyware and unauthorized users.

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Provide remote and home office connectivity.

Our clients/customers tend to be small businesses or professional firms having fewer than 150 desktops. Many have four or five computers. These customers generally do not have in-house information technology or computer departments. We provide the assistance that they need in maintaining their computer systems and networks. Most engagements consist of providing a combination of services.

Our results vary significantly from period to period based on (1) receiving more billable hours and (2) undertaking an engagement involving the purchase of computer equipment or software. Engagements involving purely billable hours generally relate to optimizing and upgrading existing systems. These engagements generally involve defragmenting computers, downloading critical software, virus protection and operating system updates, following up on error messages, checking on firewall settings and maintaining servers. Engagements involving the purchase of equipment or software are those in which a customer engages us to assist in installing, upgrading or replacing a computer system. In some cases, the customer requests that we acquire the hardware/software on its behalf. In other cases, the customer engages us to install hardware and software that it purchased separately. In general, we realize lower profit percentages on engagements involving us purchasing hardware or software than on pure service engagements.

Most of our engagements are expected to come as a result of referrals from business contacts of Mr. Garzi, our president, and Mr. Hicks, our Director, and our business development efforts. Those efforts consist principally of attending and participating in business civic and professional group meetings where we meet small business owners and professionals. We offer to provide a free two hour assessment of computer and information systems to prospective customers. During the years ended September 30, 2005 and 2004, customers affiliated with Mr. Hicks comprised 27.0% and 52.1%, respectively, of our total revenues. These customers, like substantially all of our other customers, have no commitment or obligation to continue doing business with us.  Most customers engage us on a project-by-project or monthly retainer basis. We rarely have long-term engagement agreements. We cannot predict what our level of activity will be over the next 12 months because we do not know how many client engagements that we will obtain.

If we have to purchase equipment or software, we do so from major vendors, such as Dell. We never provide any product or software warranties. The client receives the warranty provided by the manufacturer. We do not use any vendors that are affiliated parties.

A summary of our activity in 2005 and 2004 follows:

	2005	2004

Revenue	$ 966,490	$ 835,076
Cost of Sales	449,488	495,720

Gross Profit	517,002	339,356

Costs and Expenses:
Operating	552,906	373,656

Net Loss	$ (35,904)	$ (34,300)

In 2005 the increase in revenue (which included obtaining higher prices for services) without a corresponding increase in fixed costs as well as a decrease in downtime resulted in higher gross profit percentages (53.5% in 2005 compared to 40.6% in 2004).

Revenues consisted of the following:

	2005	2004
Service revenue	$ 613,315	$ 653,195
Sale of hardware	282,556	149,064
Sale of software	70,619	32,817

Total	$ 966,490	$ 835,076

Revenue from services to parties affiliated with Mr. Hicks amounted to $258,843 (26.8% of total revenue) in 2005 and $435,075 (52.1% of total revenue) in 2004. The decrease in revenues earned from those related parties was a result of a decrease from $246,681 to $81,074 in revenues associated with Petals Decorative Accents LLC In 2004, Petals was establishing a new system. In 2005 the work was reduced to maintenance and upgrades.

We do not sell hardware or software except as part of computer service engagements involving the installation or upgrade of clients’ systems or equipment.

Expenses consisted of:

	2005		2004
	Amount	Percentage	Amount	Percentage
Personnel	$386,850	69.97%	$251,736	67.37%
Office	43,523	7.87%	26,013	6.96%
Professional	37,267	6.74%	9,426	2.52%
Rent	25,667	4.64%	7,500	2.01%
Bad Debt	30,153	5.46%	17,813	4.77%
Marketing	10,390	1.88%	46,039	12.32%
Other	11,734	2.12%	15,129	4.05%
Depreciation	7,322	1.32%	-	-
Total	$552,906	100.00%	$373,656	100.00%

The principal increases relate to the increase in personnel costs associated with the increased volume of business in 2005. Office costs and rent also increased. Marketing costs decreased because we substantially reduced advertising in 2005 and concentrating on soliciting business by direct contacts at business and professional organization meetings. Professional fees increased in 2005 because of planning for the prospectus and registration process.

We are marketing more services that, if successful, will result in higher margins. The principal such services are hosting and managing client email accounts, including protection against viruses and spam. These services are provided at a cost of $7.50 per mail box per month with an option of virus/spam protection for an additional $2.50 per mail box per month. We are also offering a data file backup service for $10 per month for up to one gigabyte of data. Both of these services are equipment driven and involve very little manpower. As such, they offer potentially high margins.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below. We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will be approximately $25,000 during the next 12 months but may range up to $75,000 per year over the next few years and will be higher if our business volume and activity increases significantly. These obligations will reduce our ability and resources to fund other aspects of our business. If necessary, our principal shareholder, Sunodia, has agreed in writing to loan to STG the amounts necessary to permit us to remain viable if the cash generated by operations is insufficient to meet STG’s costs and expenses. These costs would include costs incurred to meet our reporting requirements as a public company.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when STG has the financial resources to do so.  This obligation is evidenced by Exhibit 10.3a to STG’s registration statement of which this prospectus is a part.

We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors, although there can be no assurances that we will be successful in any of those efforts. Issuing shares of our common stock to contractors who work on our engagements instead of paying cash to those contractors would enable us to perform more and larger engagements and use the cash obtained from those engagements to operate and expand our business. Having shares of our common stock may also give independent contractors a greater feeling of identity with us which may result in more referred engagements.  Conversely, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

If we are unable to obtain financing, we shall seek engagements through approaching the business contacts of our founder directly rather than through other marketing strategies. By doing so, we will not incur significant cash requirements.

In almost all cases, we work and will continue to work closely with a client, spending time at the client facility to assist that client to improve operations, personnel or financial policies.

We have been seeking engagements and will continue to seek engagements during the next 12 months from contacts of our president. Our contacts are by telephone or in person. There are no known trends that, in and of themselves, impact our business prospects. We provide computer services to small businesses and professional firms that use computers but do not have in-house information technology expertise. There are a large number of these types of businesses in our service area. The principal risk to our business is that a competitor establishes a facility in our service area and is more successful in attracting customers than are we.

Six Months Ended March 31, 200 6 compared to the Six Months Ended March 31, 200 5

Operations consisted of the following:

	200 6	200 5

Revenue	$ 448,606	$ 432,155
Cost of Sales	255,932	270,449

Gross Profit	192,674	161,706

Costs and Expenses:
Operating expenses	164,695	177,396

Pretax Income (Loss)	$ 27,979	$ (15,690)

During the 200 6 period, we received more engagements that were negotiated at greater profitability. During the 200 6 period, services to four clients affiliated or controlled by our principal shareholder comprised 28.06 % of our total revenue. Two of these clients individually comprised 13.99 % and 11.15%, respectively, of our total revenue. These clients received certain discounts equivalent to what we would offer to other major, unrelated clients. The standard client engagement forms relating to these two clients are included as Exhibits 10.5 and 10.6 to the registration statement of which this prospectus is a part. During the 200 5 period, services to four clients affiliated or controlled by our principal shareholder comprised 37.07 % of our total revenue. One of these clients individually comprised 13.15 % of our total revenue. These clients received certain discounts equivalent to what we would offer to other major, unrelated clients. The client , Southridge Capital, that comprised 13.99 % of revenues in 200 6 is the same client that comprised 10.8 % of revenue in 200 5 .. The standard client engagement form relating to this client is included as Exhibit 10.5 to the registration statement of which this prospectus is a part.

During the 200 5 period, we were using independent contractors to perform certain services. We used our own employees in 200 6 .. There were no other significant differences in expense categories between periods.

Liquidity

As of June 30 , 2006 we had $25,915.24  in cash.

STG does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when or if needed will be available. We do not believe that we need funding to continue our operations at their current levels because we do not have a capital intensive business plan and because of the commitment of our principal shareholder, Sunodia, to provide loans in certain circumstances (Exhibit 10.3a). We believe that this commitment combined with our normal business operations will permit us to meet our obligations over the next twelve months. We have generated and are currently generating sufficient cash from operations to meet our operating needs. Unless revenue decreases unexpectedly, we believe that our operations will continue to generate sufficient cash flow to support our current level of operations. We have no objective way of predicting the likelihood of our revenues decreasing unexpectedly during the next 12 months.

Private capital, if sought, will be from business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use shares to compensate employees, consultants and independent contractors wherever possible.

If revenues generated over the next 12 months approximate those received over the past 12 months, of which there are no assurances, we believe that the cash generated would be sufficient to continue operations for the next 12 months. However, many of our engagements are short-term and not recurring. At this time, as is typical in our business, we do not have sufficient known and committed engagements or agreements that would generate sufficient funds to cover all of our obligations and costs. STG will pay all costs relating to this offering estimated at $67,600, as and when necessary and required, either from revenues or from loans made to us by Sunodia, our principal stockholder.  Absent sufficient revenues to pay these amounts within three months of the date of this prospectus our principal shareholder has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus.  If and when loaned, the loan will be evidenced by a non-interest-bearing unsecured corporate note to be treated as a loan until repaid, if and when STG has the financial resources to do so.  A formal written arrangement exists with respect to Sunodia’s commitment to loan funds as indicated herein, and accordingly, the agreement between STG, Sunodia and our counsel (filed as Exhibit 10.2a to our registration statement to which this prospectus is a part) is binding upon all parties.

The principal factor impacting our cash flow is the number of engagements that we obtain and the billable hours associated with those engagements. Since many of our costs are relatively fixed in the short-term, our profitability increases rapidly upon reaching the breakeven point. Our business development efforts are performed consistently throughout each year. However, we cannot predict the number or timing of engagements that will be obtained as a result those efforts. If the number of engagements and billable hours decreases, we may be forced to reduce the number of our employees.

We have no off balance sheet arrangements, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company, that will increase our operating costs or cash requirements in the future.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended September 30, 2007, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

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of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

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of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

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of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

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that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for us on December 15, 2006. We have not yet assessed the impact on future operations of adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Critical Accounting Policies

 The preparation of financial statements and related notes in conformity with accounting principles generally accepted in the United States of America requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, income taxes, restructuring and impairments and contingencies and litigation.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Revenue recognition: We are a service provider. Most of our engagements are very short term lasting less than one month. We have virtually no obligations after an engagement is completed. We provide virtually no warranties. If we are involved with installation of hardware or software, the customer receives whatever warranty is provided by the manufacturer, but none from us. We recognize revenue when the engagement is completed. Our invoice is payable upon presentation, although most customers pay us in their typical payables cycle. At the time of billing, all services have been delivered, the invoice price has been determined, and we believe that collectibility is reasonably assured.

Accounts receivable and bad debts - We are exposed to losses caused by uncollectible accounts receivable. Provisions for these items represent our estimate of actual losses based on our historical experience and are made at the time the related revenue is recognized or facts become known. The provision for doubtful accounts is recorded as a charge to operating expense.

Accounting for income taxes – We were a limited liability company, until August 24, 2005 during which time the Company was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

We will account for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  We will then assess the likelihood that our deferred tax assets will be recovered from future taxable income.  Actual results could differ from this assessment if sufficient taxable income is not generated in future periods.  To the extent we determine the need to establish a valuation allowance or increase such allowance in a period, we must include an expense within the tax provision in the accompanying consolidated statement of operations.  The management of the corporation will periodically estimate the probable tax obligations of the corporation using historical experience in tax jurisdictions and informed judgments.  There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business.  The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to or further interpretations of regulations.  If such changes take place, there is a risk that the tax rate may increase or decrease in any period.

Seasonality

To date, we have not noted seasonality as a major impact on our business.

BUSINESS

Southridge Technology Group, Inc. was incorporated as a limited liability company under the laws of the State of Delaware in November 2001 to provide customized computing and communications services for small to medium-sized businesses. We became a C corporation in August 2005.

From inception, we have been and are in the computer services business and provide a wide range of computing and communications services to our clients. Our clients/customers tend to be small businesses or professional firms having fewer than 150 desktops. Many have four or five computers. These customers generally do not have in-house information technology or computer departments. We are a computer service business and provide the assistance that they need in maintaining their computer systems and networks. In effect, we become the outside IT department for these companies. Most of our work is on a project-by-project or month-to-month basis. In effect, we are engaged to assist clients to establish and/or maintain their computer operations. This involves various combinations of installing, maintaining, repairing and upgrading computers and networks for small companies.

Specifically, we:

•

Configure and install computer networks to provide security without sacrificing employee productivity.

•

Set up, maintain and upgrade individual computers or servers.

•

Install or provide reliable backup systems.

•

Protect client systems against malware, including intruders, damaging bugs, spyware and unauthorized users.

•

Provide remote and home office connectivity.

Joseph M. Garzi is our founder and president.

Strategy

Our mission is to use our knowledge and experience to serve the computer and information technology (“IT”) needs of small and medium sized businesses. Most of these companies need to use computer technology to run their businesses efficiently and effectively. At the same time, many of these entities lack the in-house resources and/or knowledge to design or manage an IT system. Our goal is to provide clients with those resources and knowledge.

Our services consist of the following which can be offered individually or, more commonly, as a package:

Network Setup and Maintenance - we can plan, design, install, maintain and upgrade an entire computer network to meet the information needs of clients. The basic purpose of a network is to link computers of most or all of a company’s employees so that they can share data, programs and information. Networks include:

•

Local Area Network (known as a “LAN”) - A LAN is a group of computers and associated devices, such as printers, that share a common communications line or wireless link and typically share the resources of a single processor or server within a small geographic area (for example, within an office building). Usually, the server has applications and data storage that are shared in common by multiple computer users. A LAN may serve as few as two or three users (for example, in a home network or very small business) or as many as thousands of users. Many businesses have a limited number of employees and only need a single building or a cluster of buildings to be interconnected. We assist these customers to set up the system that only permit  authorized employees to have access to the data, applications, online resources, and printers.
Our 3 technicians design the system and install all the software, cable and hardware. We use software and hardware provided by major vendors such as Microsoft, Dell, CDW and PC Connector. We do not design our own hardware or software. We design our procedures to preserve a client’s existing technology investments by upgrading and refurbishing equipment where possible.

•

Wide Area Network (known as a “WAN”) - A WAN is a data communications network that covers a relatively broad geographic area and that often uses transmission facilities provided by common carriers, such as telephone companies. A WAN is used when a client requires secure and reliable data and voice communication between two or more offices located in different towns or states. Our technicians design and install systems featuring tight security measures that prevent unauthorized access to the network, while still allowing client employees the access they need to stay productive.

In essence, we assist with the design through implementation and on-going support in the areas of network architecture, infrastructure integration, automation process control, operating systems, database administration, and system stress testing. In other words, we assist our customers in selecting the computer hardware and software that will be used in their computer networks and then assist in installation and maintenance of the system. Our technical consultants also provide services of installing or modifying accounting and financial software, as well as corporate email and information systems.

Ongoing Maintenance and Service – We enter into service agreements to maintain service and modify computers and systems after installation. These agreements are principally monthly, but may be quarterly or annual in nature. In negotiating these arrangements, we estimate the number of hours per month that are likely to be required. We modify or estimates for renewal based on experience. This segment results in ongoing monthly income and is the key to our strategy. Our typical services in this area, which is the core service of our business, are:

•

defragmenting computers,

•

downloading critical software, virus protection updates and operating system updates,

•

following up on error messages,

•

checking on firewall settings and

•

maintaining servers.

These engagements involve our technicians going into a customer office to provide the service on each computer. Engagements involve purely billable hours.

Computer Hardware Installation - We are a computer service provider. As such, we assist clients in setting up or upgrading computers or systems. Engagements involving the installation or upgrade of equipment or software are those in which a customer engages us to assist in installing, upgrading or replacing a computer or system. In some cases, the customer requests that we provide the hardware/software as part of the engagement. In other cases, the customer engages us to install hardware and software that it purchased separately from our engagement. If we are requested to provide the hardware or software, we recommend and provide publicly-available computer hardware and software that we obtain at wholesale prices from vendors such as Dell, PC Connection or CDW. We generally try to build a 5% to 30% markup for purchased equipment costs into our overall engagement fee quote. The cost and billing related to equipment are included in the overall price for our service and are not considered to be independent transactions. We also ask for an amount equal to 50% of the equipment cost as an upfront fee payment from new clients to minimize our risk of loss. As previously indicated, the equipment is included as part of the entire engagement fee and not broken out separately. We never provide any product or software warranties. The client receives only the warranty provided by the manufacturer. We do not sell equipment except as part of an overall service engagement. We purchase all software and hardware on an engagement-by-engagement basis.

Security Solutions and Virus Protection – We work with clients to select and install software solutions designed to keep their information safe and virus and spyware free.

•

A virus is a piece of programming code that is capable of attaching itself to disks or other computer files and then replicating itself repeatedly (typically without the user’s knowledge or permission). Viruses usually spread through infected diskettes, CDs, e-mail attachments, shared network files, and the Internet. Although not all viruses are particularly damaging, many of them were designed, deliberately and sometimes maliciously, to destroy data or halt operation on systems. Some viruses significantly damage files and computer systems, even going so far as to destroy the hard drive or occupy valuable memory space.

•

Spyware is a term that describes software or hardware that makes use of information gathered from a computer user’s Internet connection, generally without his or her permission. Individuals concerned with privacy in the information technology age see spyware as a threat. Spyware includes cookies, small files placed by a company on the user’s hard drive for identification purposes. Cookies make it possible, for example, for you to be welcomed by name when you access a site. Spyware also infringes on your right to privacy more than does a regular cookie. Spyware operates in the so-called backchannel of your computer’s connection; it oftentimes does things you did not give it permission to do and that you perhaps would not want it to do. In fact, you might not even know what it’s doing, and that’s really the key. If you have given a company permission to track your travels on the Internet and make use of the data, then the software that does so isn’t really spying. Frequently, though, users click through permission statements without thoroughly reading or understanding them, and then the line between legitimate tracking software and spyware becomes blurred.

We install commercially available software in our clients’ networks to minimize or eliminate the likelihood of viruses or spyware entering their systems to steal or damage data. In most cases we purchase and provide the software as part of the engagement.

Backup and Data Redundancy – We design and implement systems to eliminate or substantially reduce the risk of having client data wiped out or lost because of fire, flood or human error. Backup involves copying a file or files to an alternate location so a safe copy remains if the original is destroyed or damaged. A single file or an entire drive can be backed up if media of sufficient size are available. We are also offering a dialup data file backup service for $10 per month for up to one gigabyte of data.

Other Services – We also offer:

•

Software Training and Programming Our technicians will train client staff on the latest in technology and software.

•

Emergency Troubleshooting – Our technicians provide emergency assistance by telephone or Internet.

Although the following services are not a key portion of our business, we do make them available:

•

E-mail and Web Hosting – We provide safe and secure E-mail to clients. The principal such services are hosting and managing client email accounts, including protection against viruses and spam. These services are provided at a cost of $7.50 per mail box per month with an option of virus/spam protection for an additional $2.50 per mail box per month.

•

Web Development - We design, host and maintain a client's website. We currently host eight websites at an average price per site of $40 per month.

Wherever possible, we negotiate arrangements that pay us hourly rates. In some cases, however, we agree to fixed rates.

Other – We consider ourselves to be in a single business, the computer services business. Many of our engagements incorporate a mix of services. We do not separate those services into categories and, therefore, cannot provide an accurate breakdown of revenue for specific services provided. All work for clients is now performed by our employees. We also use large, unaffiliated vendors to purchase hardware and software. We do not have any purchase agreements or contracts with any vendor. We make purchases on an engagement-by-engagement basis since we only use readily available products. If our project involves installing or upgrading equipment, entire system or software, we purchase the hardware or software that we believe best fits the client’s needs from an independent vendor. The cost of equipment is built into our overall service fee estimate.

Nature of Customer Base

Because our staff is small, we do not have a large customer base. During the year ended September 30, 2005, two customers comprised 15.3% (Ridgefield Capital) and 10.8% (Southridge Capital Management, which is affiliated with our director, Stephen Hicks) of total revenues. Our principal services to Ridgefield Capital , which is not affiliated with us or any of our officer s or director s ,  involved setting up services and coordinating computer systems between offices. Our services to Southridge Capital Management involved optimizing computers and helping it to maintain its system and network throughout the year. The services for which revenue was recognized (Ridgefield Capital - $146,815 and Southridge Capital Management - $103,786) were entirely performed and completed as of November 30, 2005. Customers affiliated with Mr. Hicks comprised 27.0% of total revenues. During the year ended September 30, 2004, two customers Petals Decorative Accents LLC and Southridge Capital Management (both affiliated with our largest shareholder) comprised 29.5% and 15.6% of total revenues. Customers affiliated with our largest shareholder, including those that individually comprised more than 10% of sales, comprised 27.0% and 52.1% of total revenues in 2005 and 2004, respectively. These customers engage us on a project by project basis and do not have an obligation to continue doing business with us.

Arrangements with related party customers are substantially the same as those with unrelated customers. They sign our standard engagement agreements, and our services involve maintaining and updating their IT operations and networks. Our pricing for services performed for related parties is substantially the same as pricing that is offered to unrelated parties for similar services. Certain related parties, Southridge Capital Management and Petals Decorative Accents, LLC, generally receive slightly lower rates than other customers because they engage us for greater amounts of work on an ongoing basis than any other customers.

During the six months ended March 31, 200 6 , services to four clients affiliated or controlled by our principal shareholder comprised 28.06 % of our total revenue. Two of these clients individually comprised 1 3 .. 99 % and 11.15%, respectively, of our total revenue. These clients received certain discounts equivalent to what we would offer to other major, unrelated clients. The standard client engagement forms relating to these two clients are included as Exhibits 10.5 and 10.6 to the registration statement of which this prospectus is a part. During the six months ended March 31, 200 5 , services to four clients affiliated or controlled by our principal shareholder comprised 37.07 % of our total revenue. One of these clients individually comprised 1 3.15 % of our total revenue. These clients received certain discounts equivalent to what we would offer to other major, unrelated clients. The client , Southridge Capital, that comprised 1 3.99 % of revenues in 200 6 is the same client that comprised 10.8 % of revenue in 200 5 .. The standard client engagement form relating to this client is included as Exhibit 10.5 to the registration statement of which this prospectus is a part .. In addition, one customer, New Milford Medical Group, which has no affiliation with us or any of our officer s or director s , comprised 16.77% of our revenues during the six months ended March 31, 2005.

The loss of one or more of these customers could have a material adverse impact on our revenue and cash flow.

Pricing Considerations

There are two principal factors that affect our pricing decisions:

▪

The first factor is the number of hours that we expect to bill to a client. We may offer lower rates to clients that we expect will produce a high number of billable hours, whether under contract or as a general understanding.

▪

The second factor is the level of service that we will perform for a client. Our technicians are trained and certified at different levels of technical expertise. A client with a low level of technical requirements can be scheduled more easily than a customer with a high level of technical requirements. For example, if a client only requires basic desktop computer maintenance (referred to by us as Level 1 services), we can schedule any one of our technicians to respond. If a client requires Cisco router programming, we can only send a Cisco certified technician to respond. Our cost of doing business with a customer with a higher service level requirement is greater.

Southridge Capital Management often requires Level 3 service, our designation for the highest level of services offered by us, technical support. It is an organization that incorporates streaming financial data into its organization, has remote offices that connect via VPN and employees that connect via RDP sessions. In addition, we maintain a group of servers for Southridge Capital Management that include an Exchange server, 2 SQL servers, Domain controllers and a Management Server. Overall, we are engaged for a large number of hours and often must perform the highest technical services for Southridge Capital Management. We are currently averaging $108 per hour for the services provided to Southridge Capital Management.

Petals Decorative Accents , LLC often requires Level 3 technical support. It is an organization that incorporates streaming financial data into its organization and has remote offices that connect via VPN. In addition, we maintain a group of servers for Petals that include an Exchange server, Domain controllers, File Servers, SAP servers and Management Servers.  We are currently averaging $100 per hour for the services provided to Petals.

We have other unrelated clients that are charged rates as high as $150 an hour for Level 3 support with fewer hours, and we have other clients that we charge $65 an hour for Level 1 support such as clients in not-for profit entities. Most typically, Level 3 clients are billed between $115 and $125 per hour.

Competition

Competition in our industry is intense, and many of our competitors have greater financial and other resources than do we.  Competition comes from a wide variety of firms, many of which have more employees, finances and other resources and greater name recognition that do we.  We intend to compete based on the reputation and contacts of our president and director as well as the creative and practical approach to services that we offer. We serve the small business and professional firm market. These types of customers need their computer system to operate their businesses and often have little if any in-house computer expertise. We answer our service calls quickly and schedule our services during those calls. We rarely ask to reschedule. We believe that the ability of a customer to contact us quickly provides us with recurring business.

Our president has more than 20 years of experience in providing a variety of consulting services. We also get referrals from certain of our shareholders and by word of mouth from existing clients and by our business development efforts. Those efforts consist principally of attending and participating in business civic and professional group meetings where we meet small business owners and professionals. We offer to provide a free two hour assessment of computer and information systems to prospective customers. We receive engagements from the majority of prospective customers to whom we provide the free assessment.

No assurances can be given that our competitive strategy will be successful.

Employees

At June 15 , 2006, we had five employees, consisting of our president and three technicians. There are no written contracts, although each employee has signed an agreement not to compete against us for three years after terminating employment with us. We cannot predict the likelihood of this agreement, which prohibits employees from soliciting our clients and customers, being upheld in court if challenged. We also use independent contractors to perform various functions.

Property

We currently operate out of office space located at 90 Grove Street, Ridgefield, CT  06877 which serves as our headquarters. The lease agreement expired in January 2006 It called for monthly rent payments of $2,000. The lessor, Southridge Holdings, LLC , is an entity controlled by our director, Stephen Hicks. The lease calls for month-to-month renewal at the option of both parties. Lease rates approximate those charged for similar space to unrelated parties. See “Certain Relationships and Related Transactions.”

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Joseph M. Garzi	45	President and Secretary, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman
Stephen M. Hicks	46	Director

Joseph M. Garzi:  Mr. Garzi has been our president since our inception in November 2001. Prior to that, he was the Chief Information Officer for Southridge Capital, LLC since 1999. He was in charge of MIS at Golden Eagle Credit Corp. from 1997 to 1999 and held various management positions at Cendant Corp. and its subsidiaries from 1984 to 1997. He is a graduate of Charter Oaks College.

Stephen M. Hicks – Mr. Hicks has been a director since our inception. Mr. Hicks founded Southridge Capital Management, LLC in 1996.  Southridge is a fund management company that generally focuses on financing small-cap public companies. He has been chief executive of Southridge since its inception. From April 1994 until August 1997, Mr. Hicks was associated with Trans Pacific Capital (USA) Inc. as a fund manager specializing in derivatives and negotiated private placements.  From September 1990 until April 1994, Mr. Hicks was employed by Wertheim Schroeder & Co. Inc., and became Head of Proprietary Derivatives Trading.  Mr. Hicks, is also a Director of Petals Decorative Accents, LLC , a private company based in Connecticut, and the beneficiary of a Trust that holds a 98% membership interest in Laurel Grove which is the General Partner of Sunodia (our principal shareholder) received his BS from Kings College and his MBA from Fordham University.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the STG board of directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of five directors to have effective committee systems.

All directors will be reimbursed by STG for any accountable expenses incurred in attending directors' meetings provided that STG has the resources to pay these fees.  STG will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to August 25, 2005 board of directors’ approval and subsequent stockholder approval, STG adopted our 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding under the Plan as of July 13 , 2006.

As previously indicated, the board of directors, on August 25, 2005, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of STG and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to STG are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement, of which this prospectus is a part.

Summary Description of the Southridge Technology Group, Inc. 2005 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, STG and our subsidiaries, if any, with additional incentives by increasing their ownership interest in STG.  Directors, officers and other employees of STG and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSO’s must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSO’s then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

We currently have no formal written salary arrangement with our president.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Sept 30	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Joseph Garzi	2005	140,000	30000	-	-	-	-	-
President	2004	140,000	45000	-	-	-	-	-

PRINCIPAL SHAREHOLDERS

As of July 13 , 2006, we had 10,560,000 shares of common stock outstanding which are held by 42 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of July 13 , 2006; of all directors and executive officers of STG; and of our directors and officers as a group.

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned [2]	Percent of Class
Joseph M. Garzi	3,525,000	33.38%

[4] Sunodia[6]	6,500,000	61.55%

Stephen M. Hicks[7]	35,000.33%
Officers and Directors As a group ([2] members)[7]	3,560,000	33.71%

CERTAIN REL A TIONSHIPS AND RELATED TRANSACTIONS

We currently operate out of office space located at 90 Grove Street, Ridgefield, CT  06877 for which we pay monthly rent of $2,000 to a lessor controlled by our principal shareholder, Mr. Hicks.

________________________

1

The address for each person is 90 Grove Street, Ridgefield, CT  06877.

2

Unless otherwise indicated, STG believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. The balance shown for Joseph M Garzi includes an additional 25,000 owned by his wife in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Mr. Garzi disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to them  by operation of law.]

6

The President of the General Partner of Sunodia is Stephen Hicks, a Company Director.

7

Mr. Hicks’ two minor children each own 5,000 shares while his wife owns 25,000 shares, which ownership is indicated in accordance with above referred Release 33-4819.

The sole promoter of STG is our president, Joseph M. Garzi.

STG has entered into certain agreements regarding: (i) its principal shareholder, Sunodia, lending funds to the Company (Exhibit 10.3); and (ii) its President lending funds to it if necessary for offering expenses (Exhibit 10.2).  Summaries of Exhibits 10.2 and 10.3 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus. Both of these Exhibits are filed as part of our registration statement of which this prospectus is a part.

During the years ended September 30, 2005 and 2004, customers affiliated with our Director, Mr. Hicks, comprised 27.0% and 52.1%, respectively, of our total revenues.

Mr. Garzi is employed by us fulltime. Mr. Hicks, a Company Director and the beneficiary of a Trust that holds 98% membership interest in of Laurel Grove Capital, LLC which, in turn,  owns 98% of Sunodia, our largest shareholder, is involved with a number of other business entities, none of which is engaged in our line of business. Many of those business entities have engaged us to perform services. If Mr. Hicks were to refer such business to others, it could have a material adverse impact on our operations. Mr. Hicks has advised us that he will continue to refer prospective customers to us to the extent that they need computer services. However, he is under no legal or binding obligation to do so.

During the year ended September 30, 2005, Southridge Capital Management, which is affiliated with our director, Stephen Hicks, accounted for 10.8% of total revenues. Our services to Southridge Capital Management involved optimizing computers and helping it to maintain its system and network throughout the year. The services for which revenue of $103,786 was recognized were entirely performed and completed as of November 30, 2005. Customers affiliated with Mr. Hicks comprised 27.0% of total revenues. During the year ended September 30, 2004, two customers, Petals Decorative Accents LLC and Southridge Capital Management, comprised 29.5% and 15.6% of total revenues. Customers affiliated with our largest shareholder, including those that individually comprised more than 10% of sales, comprised 27.0% and 52.1% of total revenues in 2005 and 2004, respectively. These customers engage us on a project by project basis and do not have an obligation to continue doing business with us.

For the six months ended March 31, 2006, Southridge Capital Management made up 13.99% of our revenue, and Petals Decorative Accents LLC comprised 11.15% of our revenue. Two other entities related to Mr. Hicks, Greenfield Capital and Southridge Holdings comprised and aggregate of 2.92% of our revenue. For the six months ended March 31, 2005, Southridge Capital Management made up 13.15% of our revenue, and Petals Decorative Accents LLC comprised 8.99% of our revenue. Two other entities related to Mr. Hicks, Greenfield Capital and Southridge Holdings comprised and aggregate of 14.93% of our revenue.

Arrangements with related party customers are substantially the same as those offered to unrelated customers for similar levels and types of business services. They sign our standard engagement agreements, and our services involve maintaining and updating their IT operations and networks. Our pricing for services performed for related parties is substantially the same as pricing that is offered to unrelated parties for similar services. Certain related parties, Southridge Capital Management and Petals Decorative Accents, LLC, generally receive slightly lower rates than other customers because they engage us for greater amounts of work on an ongoing basis than any other customers.

SCM comprised 15.6%, 10.8% and 13.99% of our revenues for the fiscal years ended September 2004 and 2005, and the six month period ended March 31, 2006, respectively.  See also Risk Factor No. 8; Management’s Discussion And Analysis or Plan of Operation; and “Business” Nature of Customer Base.  SCM is affiliated with the Registrant in that Sunodia Partners LP (“Sunodia”), our largest shareholder, is its sole member.  Laurel Grove Capital, LLC (“Laurel”) a Limited Partnership, owns 98% of Sunodia and Stephen M. Hicks, one of our directors, is the beneficiary of a Trust that owns 98% of Laurel.

DESCRIPTION OF SECURITIES

Introduction

STG was established in November 2001 as a Delaware limited liability company and became a C corporation on August 24, 2005 in a transaction in which the newly-formed corporation exchanged 10,000,000 shares of common stock for all of the outstanding membership units of Southridge Technology Group, LLC. STG is authorized to issue 98,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences to be determined from time to time by our Board of Directors.  No shares of preferred stock have been designated, issued or are outstanding.  However, the authorization in our certificate of incorporation results in our board of directors being empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 98,000,000 shares of common stock.  There are 10,560,000 shares of our common stock issued and outstanding at June 15 , 2006 which shares are held by 42 shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ (which appears unlikely for the foreseeable future), require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of STG, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board  by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder.  An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.  This prohibition does not apply if:

•

the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

•

at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  However, we have not opted out of this provision.  This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights.

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390).  This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Articles of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights.

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

•

the articles of incorporation, and all amendments thereto,

•

bylaws and all amendments thereto; and

•

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corp, 7069 S. Highland Dr., Suite 300 , Salt Lake City, UT 84121 Its telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

(if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

Affiliates and/or promoters of STG who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions. See subheading directly below.

We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in STG to a broker-dealer as principal and the broker-dealer is acting as underwriter, STG will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to such registration statement.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9, as most recently amended and effective September 12, 2005, establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

 We intend to apply for listing in Mergent, Inc. which, once published, will provide S&S with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 100,000 shares of our common stock.

EXPERTS

The financial statements of STG as of September 30, 2005 and the years ended September 30, 2005 and 2004 included in this prospectus have been audited by  independent registered public accountants and have been so included in reliance upon the report of Most & Company, LLP  given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended March 31, 200 6 and 200 5 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the effective date of this prospectus, STG became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Southridge Technology Group, Inc.

90 Grove Street

Ridgefield, CT  06877

203-431-8324

48

SOUTHRIDGE TECHNOLOGY GROUP, INC.

FINANCIAL STATEMENTS INDEX

Report of Independent Registered Public Accounting Firm

Balance Sheet

Statements of Operations

Statement of Stockholders’ Equity

Statements of Cash Flows

Notes to the Financial Statements

Unaudited Financial Statements

F-1 F-2 F-3 F-4 F-5 F-6 F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Southridge Technology Group, Inc.

Southridge, CT

We have audited the accompanying balance sheet of Southridge Technology Group, Inc., as of September 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the years ended September 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southridge Technology Group, Inc., as of September 30, 2005 and the results of its operations and its cash flows for the years ended September 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has limited financial resources, has not established a source of equity or debt financing and has incurred operating losses in each of the past two fiscal years which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Most & Company, LLP

Most & Company, LLP

December 1, 2005

New York, NY

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Balance Sheet

September 30, 2005

ASSETS

Current Assets:

Cash	$2,933
Accounts receivable less allowance for doubtful accounts of $28,311	128,463
Inventories	5,256
Total Current Assets	136,652

Equipment	44,739
Accumulated depreciation	(7,322)
Net	37,417

TOTAL ASSETS	$174,069

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$46,773
Accrued expenses and other	33,149
Total Current Liabilities	79,922

Stockholders' Equity:
Preferred stock at $0.001 par value; authorized :1,000,000 shares, no shares issued and outstanding	-
Common stock at $0.001 par value; authorized: 98,000,000 shares; 10,000,000 shares issued and outstanding	10,000
Retained earnings	84,147
Total Stockholders' Equity	94,147

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$174,069

See notes to financial statements.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Statements of Operations

For the Years Ended September 30, 2005 and 2004

		2005		2004

Revenue		$966,490		$835,076
Cost of Sales		449,488		495,720

Gross Profit		517,002		339,356

Costs and Expenses:
Operating		552,906		373,656

Net Loss		$(35,904)		$(34,300)

Basic and fully diluted loss per share	$	*	$	*

Pro forma Results

Net loss per above		$(35,904)		$(34,300)
Assumed carryback benefit		12,566		12,005
Pro forma net loss		$(23,338)		$(22,295)

Pro Forma Basic and fully diluted loss per share	$	*	$	*
Weighted average number of common shares outstanding		10,280,000		10,000,000

*Less than $(.01) per share.

See notes to financial statements.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Statement of Stockholders’ Equity

	Membership Units	Common Stock		Retained Earnings	Total
		Number	Amount

Balance, October 1, 2003	$ 100	-	-	$ 164,251	$ 164, 351

Net loss – 2004	-	-	-	(34,300)	(34,300)

Balance, September 30, 2004	100	-	-	129,951	130,051

Net loss – 2005	-	-	-	(35,904)	(35,904)

Common stock issued for conversion of LLC	(100)	10,000,000	$ 10,000	(9,900)	-

Adjusted balance, September 30, 2005	$ -	10,000,000	$10,000	$ 84,147	$ 94,147

See notes to financial statements.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Statements of Cash Flows

For the Years Ended September 30, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(35,904)	$(34,300)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	7,322	-
Increase in accounts receivable	(15,485)	(6,229)
Increase in inventories	(5,256)	-
Increase in accounts payable	62,611	9,582
Net Cash Provided (Used) by Operating Activities	13,288	(30,947)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(44,739)	-
Net Cash Used by Investing Activities	(44,739)	-

DECREASE IN CASH	(31,451)	(30,947)

CASH AT BEGINNING OF YEAR	34,384	65,331
CASH AT END OF YEAR	$2,933	$34,384

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$-	$-
Income taxes	$-	$-

See notes to financial statements.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Notes to the Financial Statements

NOTE 1 -

ORGANIZATION

Southridge Technology Group, LLC (LLC) was organized in November 2001 under the laws of the State of Delaware. On August 24, 2005, LLC was converted into a corporation and changed its name to Southridge Technology Group, Inc. (“Company” or “STG”)   The Company provides customized computing and communications services and solutions for small to medium-sized businesses.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has a fiscal year ending on September 30.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Inventories

Inventories, consisting of finished goods are stated at the lower of cost, first-in, first-out cost, or market.

e.  Equipment

Equipment is stated at cost and is being depreciated over the estimated useful lives of the related assets of three to five years. Depreciation expense for the years ended September 30, 2005 was $7,322. There was no depreciation in 2004.

f.  Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at cost. The Company maintains an allowance for doubtful accounts related to its accounts receivables that have been deemed to have a high risk of collectibility. Management reviews its accounts receivables on a monthly basis to determine if any receivables will potentially be uncollectible. Management analyzes historical collection trends and changes in its customer payment patterns, customer concentration, and credit worthiness when evaluating the adequacy of its allowance for doubtful accounts. The Company includes any receivables balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. Based on the information available, management believes the allowance for doubtful accounts is adequate; however, actual write-offs of receivables outstanding at the balance sheet date may exceed the recorded allowance.

g.  Revenue Recognition

The Company is involved in a single industry functioning as a provider of computer services. Service engagements are generally short-term in nature and involve installing, maintaining and/or upgrading. Engagements may be billed on an hourly basis or as a fixed price based on how an engagement was negotiated. Engagements may include the purchase and installation of publicly-available hardware and/or software. In those cases the Company’s service fee includes the purchase of the publicly-available hardware or software as part of the overall services provided.  In accordance with Topic 13:A:1 of SAB 104, revenue is recognized when the services are completed. At the time of billing and revenue recognition, all services have been delivered, the invoice price has been determined and agreed, and the Company believes that collectibility is reasonably assured. The Company provides no warranties and no other uncertainties exist.

h.  Impact of New Accounting and Reporting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending September 30, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

The Financial Accountings Standards Board has issued FASB Statement No. 154, "Accounting Changes and Error Corrections", which changes the requirements for the accounting for and reporting accounting changes and error corrections for both annual and interim financial statements, effective for 2006 financial statements. The Company has not determined the effect, if any, will be on Company's financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

i.  Net Loss Per Common Share

Basic net loss per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. Dilutes loss per share is not presented as it is anti-dilutive.

NOTE 3 -- GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2005, the Company has limited financial resources, has not established a source of equity or debt financing and has incurred operating losses in each of the past two fiscal years. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is seeking to increase its billable consulting hours to generate profits and positive cash flow by increasing its marketing efforts directed at local small businesses and professional firms. It is also offering free two hour system assessments as a means of “getting in the door” of prospective customers. In addition, it is marketing email hosting and dialup backup services to generate revenues having few associated direct incremental costs. As a result, its monthly revenues are increasing although no assurances can be given as to the likelihood of on-going success.  In addition, the Company has a commitment from its principal shareholder to provide loans in certain circumstances.

NOTE 4 - STOCKHOLDERS’ EQUITY

On August 24, 2005, the Company issued 10,000,000 shares of its common stock in exchange for all outstanding membership units of Southridge Technology Group, LLC held by the Company’s now two largest shareholders.  On November 28, 2005, the Company issued 560,000 shares of its common stock in exchange for $560.

Stock Option Plan

On August 25, 2005, the Board of Directors approved the Company’s 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby the Company reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

There were no options issued under the Plan as of September 30, 2005.

NOTE 5 – SIGNIFICANT CUSTOMERS AND RELATED PARTY TRANSACTIONS

During the year ended September 30, 2005, two customers comprised 26.1% of total revenues (including one affiliated with the Company’s largest shareholder equal to 10.8% of total revenue). Customers affiliated with the Company’s Director,  Stephen Hicks, including those that individually comprised more than 10% of revenues, comprised 27.0% of total  revenue. During the year ended September 30, 2004, two customers affiliated with the Company’s largest shareholder comprised 45.1% of total revenues. One of those customers was the same as the customer that comprised 10.8% of revenues in 2005. Customers affiliated with the Company’s largest shareholder, including those that individually comprised more than 10% of revenues, comprised 52.1% of total revenue. Some of these entities are controlled by Mr. Hicks and others are investees. The terms of the Company’s billings and services are substantially the same as billings and services are to unrelated customers. The Company cannot estimate the likelihood of obtaining and retaining business from these customers if Mr. Hicks were not affiliated with them or it.

The Company operates out of office space located at 90 Grove Street, Ridgefield, CT  06877 which serves as its headquarters from an entity controlled by Stephen Hicks, a Company Director. Total rent expense was $25,667 in 2005 and $7,500 in 2004.

NOTE 6 – INCOME TAXES

During the period through September 30, 2005 the Company was taxed as a pass through entity for income tax purposes and, as such, was not required to pay income taxes. The pro forma amounts included on the accompanying Statements of Operations reflect the provision for income tax which would have been recorded if the Company had been a C corporation since inception in which case it would have been able to realize a benefit from its operating losses through carryback.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Balance Sheet

March 31, 200 6

(unaudited)

ASSETS

Current Assets:

Cash	$18.639
Accounts receivable – net	147,671
Inventories	5,927
Total Current Assets	172,237

Equipment –net	34,461

TOTAL ASSETS	$206,698

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$48,175
Accrued expenses and other	45,630
Total Current Liabilities	93,805

Stockholders' Equity:
Preferred stock at $0.001 par value; authorized :1,000,000 shares, no shares issued and outstanding	-
Common stock at $0.001 par value; authorized: 98,000,000 shares; 10,560,000 shares issued and outstanding	10,560
Retained earnings	102,333
Total Stockholders' Equity	112,893

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$206,698

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Statements of Operations

For the Six Months Ended March 31, 200 6 and 200 5

(unaudited)

		200 6		200 5

Revenue		$448,606		$432,155
Cost of Sales		255,932		270,449

Gross Profit		192,674		161,706

Costs and Expenses:
Operating expenses		164,695		177,396

Pretax Income (Loss)		27,979		(15,690)

Provision for Income Taxes		9,793		-

Net Income (Loss)		$18,186		$(15,690)

Basic and fully diluted loss per share	$	*	$	*

Pro forma Results

Net loss per above		-		$(15,690)
Assumed carryback benefit		-		5,497
Pro forma net loss		-		$10,193

Pro Forma Basic and fully diluted loss per share	$	*	$	*
Weighted average number of common shares outstanding		10, 420 ,000		10,000,000

*Less than $(.01) per share.

See notes to financial statements.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Statements of Cash Flows

For the Six Months Ended March 31, 200 6 and 200 5

(unaudited)

	200 6		200 5
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$18,186	$	(15,690)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	3 , 4 79		-
Bad debt expense	9,378		1,432
Change in net operating assets	(1 5,897 )		(2,462)
Net Cash Provided (Used) by Operating Activities	15,146		(16,720)

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of shares	560		-

INCREASE (DECREASE) IN CASH	15,706		(16,720)

CASH AT BEGINNING OF PERIOD	2,933		34,384
CASH AT END OF PERIOD	$18,639		$17,662

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:

Cash Paid For:
Interest	$-		$-
Income taxes	$-		$-

See notes to financial statements.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Notes to the Financial Statements

(unaudited)

1.

Basis of Presentation

The accompanying interim financial statements for the three-month periods ended December 31, 2005 and 2004 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

During the period through September 30, 2005 the Company was taxed as a pass through entity for income tax purposes and, as such, was not required to pay income taxes. The pro forma amounts included on the accompanying Statements of Operations reflect the provision for income tax which would have been recorded if the Company had been a C corporation since inception in which case it would have been able to realize a benefit from its operating losses through carryback.

2.

Significant Customers and Related Party Transactions

During the six months ended March 31, 200 6 , services to four clients affiliated or controlled by the Company’s principal shareholder comprised 28.06 % of its total revenue. Two of these clients individually comprised 13.99 % and 11.15%, respectively, of total revenue. These clients received certain discounts equivalent to what the Company would offer to other major, unrelated clients.

During the six months ended March 31, 200 5 , services to four clients affiliated or controlled by the Company’s principal shareholder comprised 37.07 % of its total revenue. One of these clients (which is the same client that comprised 13.99% of the Company’s revenues in 2006) individually comprised 13.15 % of total revenue. These clients received certain discounts equivalent to what the Company would offer to other major, unrelated clients. A client that is unaffiliated to the Company also comprised 16.77% of revenues during the six months ended March 31, 2005.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2006 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,510,000 Shares

Southridge Technology Group, Inc.

Common Stock

PROSPECTUS

______ , 2006

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

5

RISK FACTORS

6

USE OF PROCEEDS

17

SELLING STOCKHOLDERS

17

DETERMINATION OF OFFERING PRICE

19

DIVIDEND POLICY

20

MARKET FOR SECURITIES

20

NOTE REGARDING FORWARD-LOOKING STATEMENTS

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

21

BUSINESS

28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

35

PRINCIPAL SHAREHOLDERS

39

CERTAIN RELTIONSHIPSAND RELATED TRANSACTIONS

39

DESCRIPTION OF SECURITIES

41

PLAN OF DISTRIBUTION

44

LEGAL MATTERS

48

EXPERTS

48

UNAUDITED INTERIM STATEMENTS

48

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article “TWELFTH” of STG’s Certificate of Incorporation provides for indemnification of STG’s officers and directors as follows:

No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit.

In addition, Delaware Corporation Law Section 145 entitled Indemnification of  Officers,  Directors, Employees and Agents; insurance contains numerous provisions regarding indemnification for those persons indicated in its section heading.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, STG has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of STG in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, STG will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ 1.78
NASD Filing Fee	100.00
*Accounting fees and expenses	7,500
*Legal fees and expenses	50,000
*Transfer Agent fees	2,500
*Blue Sky fees and expenses	5,000
*Miscellaneous expenses	2,500

Total	$ 67,601.78

*Indicates expenses that have been estimated for filing purposes.

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

 During August and November of 2005, 10,560,000 shares of common stock were issued to 42 individuals, of which 10,000,000 shares were issued (on August 25, 2005) to one  individual (Garzi) and one entity (Sunodia) in exchange for all of the membership units of Southridge Technology Group, LLC.  An additional 560,000 shares were issued to 40 additional shareholders at $.001 per share for $560 in cash.  These stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 40 shareholders who was not an accredited investor either alone or with his purchaser representative(s), if any, represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, each of whom, or their respective representative, indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and STG has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with STG. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933.

ITEM 27.

EXHIBITS.

*	3.1A	Certificate of Conversion
*	3.1B	Articles of Incorporation
*	3.2	By-Laws
*	5.1	Opinion of Gary B. Wolff, P.C.
*	10.1	2005 Non-Statutory Stock Option Plan
*	10.2	Agreement between STG, its president and its counsel
**	10.2a	Agreement between STG its principal stockholder and its counsel
*	10.3	Agreement between STG and its President regarding potential deferred compensation
**	10.3a	Agreement between STG and its principal shareholder regarding loans
**	10.4	Form of Investor Letter
***	10.5	Customer agreement with related party
****	10.5a	Executed copy of agreement with related party
*	23.1	Consent of Most & Company, LLP
*	23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
**	23.1a	Consent of Most & Company, LLP
**	23.2b	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
***	23.1c	Consent of Most & Company, LLP
***	23.2c	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
****	23.1d	Consent of Most & Company, LLP
****	23.2d	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
*****	23.1e	Consent of Most & Company, LLP
*****	23.2e	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*Filed with Initial Filing

**Filed with First Amendment

***Filed with Second Amendment

****Filed with Third Amendment

*****Filed with Fourth Amendment

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28.

UNDERTAKINGS.

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ridgefield, CT on the 13 th day of July , 2006.

Southridge Technology Group, Inc.

/s/ Joseph M. Garzi

By: Joseph M. Garzi, President and
Secretary, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Joseph M. Garzi		July 13 , 2006

By: Joseph M. Garzi,	President and Secretary, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman

/s/ Stephen M. Hicks		July 13 , 2006

By: Stephen M. Hicks	Director